Exhibit 99.1

CONSENT OF PERSON TO BECOME DIRECTOR
I hereby consent to my being named in the Registration Statement on Form S-1/S-4 of Journal Media Group, Inc. (the “Company”) and in the Registration Statement on Form S-4 of The E.W. Scripps Company as a person about to become a director of the Company upon consummation of the transactions as described therein. I agree to serve in such capacity until my successor has been duly elected and qualified or until my prior death, resignation or removal.

/s/ Mary Ellen Stanek
Name: Mary Ellen Stanek
November 14, 2014

CONSENT OF PERSON TO BECOME DIRECTOR
I hereby consent to my being named in the Registration Statement on Form S-1/S-4 of Journal Media Group, Inc. (the “Company”) and in the Registration Statement on Form S-4 of The E.W. Scripps Company as a person about to become a director of the Company upon consummation of the transactions as described therein. I agree to serve in such capacity until my successor has been duly elected and qualified or until my prior death, resignation or removal.

/s/ Jonathan Newcomb
Name: Jonathan Newcomb
November 14, 2014

CONSENT OF PERSON TO BECOME DIRECTOR
I hereby consent to my being named in the Registration Statement on Form S-1/S-4 of Journal Media Group, Inc. (the “Company”) and in the Registration Statement on Form S-4 of The E.W. Scripps Company as a person about to become a director of the Company upon consummation of the transactions as described therein. I agree to serve in such capacity until my successor has been duly elected and qualified or until my prior death, resignation or removal.

/s/ Stuart Aitken
Name: Stuart Aitken
November 14, 2014